FOR IMMEDIATE RELEASE
                             Contact:	Ross A. Benavides
                                          Chief Financial Officer
           		                        (713) 860-2528



      GENESIS ENERGY, L.P. MOVES TO THE AMERICAN STOCK EXCHANGE


January 29, 2001 - Genesis Energy, L.P. (NYSE:GEL) announced that at the opening of the market on February 1, 2001, its 8,625,000 common units representing limited partner interests will commence trading on the American Stock Exchange
(AMEX) under the symbol GEL. At the close of the market on January 31, 2001, Genesis units will cease trading on the New York Stock Exchange.

Genesis Energy, L.P., operates crude oil common carrier pipelines and is an independent gatherer and marketer of crude oil in North America, with operations concentrated in Texas, Louisiana, Alabama, Florida, Mississippi, New Mexico, Kansas and
Oklahoma.

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